SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               GEICO Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
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     (4) Date filed: April 7, 1995

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
      PAGE 1

                              GEICO CORPORATION
                               ONE GEICO PLAZA
                         WASHINGTON, D.C. 20076-0001
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 10, 1995

     The annual meeting of shareholders of GEICO Corporation (the Company) will be held at the GEICO Fredericksburg Office Building, One GEICO Boulevard, Fredericksburg, Virginia (located near the intersection of Route 17 North at Route 654 in Stafford County), on May 10, 1995, at 10:00 a.m., Eastern Daylight Time, for the following purposes:
     (1) to elect eleven directors for the ensuing year;

     (2) to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors; and

     (3) to transact such other business as may properly come before the meeting or any adjournment.

     The holders of record of the Company's Common Stock at the close of business on March 20, 1995, are entitled to vote at the meeting and any adjournment thereof.
                                          By order of the Board of Directors,
                                          Rosalind Ann Phillips, Secretary

April 7, 1995
     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED REPLY ENVELOPE. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE IN PERSON AFTER REVOKING THE PROXY. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND THE MEETING, YOU SHOULD OBTAIN A LETTER OF IDENTIFICATION FROM THE RECORD HOLDER AND BRING IT TO THE MEETING. IN ORDER TO VOTE YOUR SHARES PERSONALLY, YOU MUST ALSO OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED TO YOU.

                              GEICO CORPORATION
                               ONE GEICO PLAZA
                         WASHINGTON, D.C. 20076-0001
                               PROXY STATEMENT

     This proxy statement is furnished to the holders of the Common Stock, par value $1.00 per share (the Common Stock), of GEICO Corporation (the Company) in connection with the solicitation by the Board of Directors of proxies for the annual meeting of shareholders to be held on May 10, 1995. Each holder of record of shares of Common Stock at the close of business on March 20, 1995, is entitled to one vote for each share of Common Stock held on any business properly presented at the meeting and any adjournment thereof. On that date, 68,190,579 shares of Common Stock were outstanding and entitled to vote as a class.

     Unless otherwise specified, the proxy will be voted to elect the nominees for director listed in this proxy statement and to ratify the appointment of Coopers & Lybrand L.L.P. (Coopers & Lybrand) as the Company's independent auditors. If any nominee listed in this proxy statement is unable to serve, the proxy may be voted for a substitute nominee proposed by the Human Resources Committee of the Board of Directors, unless the Board of Directors provides by resolution for a lesser number of directors. If any other business properly comes before the meeting, the proxy will be voted in accordance with the best judgment of the persons named as proxies.

     Your proxy should be dated, signed and returned promptly in the enclosed reply envelope. Any person giving a proxy has the power to revoke it any time before its exercise by delivering a written notice of revocation to the Secretary of the Company. The Board of Directors reserves the right to return promptly to any shareholder, without voting, any proxy in which the authorization to vote is made subject to any condition. Except for this reservation, all properly executed and unrevoked proxies received before the meeting will be voted in accordance with instructions on the proxy or, if no instructions are given, in the discretion of the persons named as proxies. The proxy statements and proxies are being mailed to shareholders on or about April 7, 1995. The Company's 1994 Annual Report was previously mailed to the shareholders.

                            ELECTION OF DIRECTORS

     At the meeting, eleven directors are to be elected, each of whom is to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified. The Board of Directors, pursuant to the recommendation of the Human Resources Committee, fixed the number of directors at eleven and proposes that the nominees listed be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Mr. W. Reid Thompson, who is Chairman of the Audit Committee and a member of the Executive and Human Resources Committees, has reached retirement age after eight years of service to the Company and will not stand for re-election. Mr. Edward
H. Utley, who was Vice Chairman of the Board and a member of the Social Responsibility Committee, elected to take retirement and resigned effective November 18, 1994, having served as a Director since 1990. He also retired as Senior Vice President and Director of Government Employees Insurance Company (GEICO), effective January 3, 1995.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE LISTED BELOW. Proxies solicited by the Board will be so voted unless authorization to do so is withheld in the proxy. A quorum being present, directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote. Abstentions and broker non-votes are counted for purposes of a quorum.
                                      1

                        NOMINEES FOR ELECTION AS DIRECTORS


                JOHN H. BRETHERICK, JR.                      Director since 1990
Photo of
John R.         Retired President, Continental Corporation, an insurance holding
Bretherick,     company, New York, New York.
Jr.
                Mr. Bretherick, 65, is a member of the Audit and Human Resources
                Committees.  He was President and a director of Continental
                Corporation from 1984 until his retirement in 1989.


                NORMA E. BROWN                               Director since 1987
Photo of
Norma E.        Major General, U.S. Air Force, Retired, San Antonio, Texas.
Brown
                Major General Brown, 69, is Chairperson of the Social
                Responsibility Committee and a member of the Audit Committee.
                She retired from the U.S. Air Force in 1982 after completing
                31 years of service. From 1979 until her retirement, she was Commander of the Chanute Technical Training Center.


                SAMUEL C. BUTLER                             Director since 1978
Photo of
Samuel C.       Partner, Cravath, Swaine & Moore, attorneys, New York, New York.
Butler
                Mr. Butler, 65, is Chairman of the Executive and Human Resources
                Committees. He has been a partner in the law firm of Cravath, Swaine & Moore since 1961. Mr. Butler is a director of Ashland
                Inc., United States Trust Corporation and Millipore Corporation.


                JAMES E. CHEEK                               Director since 1986
Photo of
James E.        President Emeritus, Howard University, Washington, D.C.
Cheek
                Dr. Cheek, 62, is a member of the Finance and Social
                Responsibility ommittees. He was President of Howard University from 1969 until his retirement in 1989.

                                      2

                A. JAMES CLARK                               Director since 1992
Photo of
A. James        Chairman of the Board, President and Director, Clark
Clark           Enterprises, Inc., a commercial real estate and construction holding company, Bethesda, Maryland.

                Mr. Clark, 67, is a member of the Audit and Finance Committees. He has been Chairman and President of Clark Enterprises, Inc. since 1972, Chairman and President of The Clark Construction Group, Inc. since 1988 and Chairman of the Board of The George Hyman Construction Company since 1986. He is a director of Potomac Electric Power Company, Martin Marietta Corporation and Carr Realty Corporation.


                DELANO E. LEWIS                              Director since 1989
Photo of
Delano E.       President and Chief Executive Officer, National Public Radio,
Lewis           a non-profit membership organization producing programming for public radio stations, Washington, D.C.

                Mr. Lewis, 56, is a member of the Audit and Social Responsibility Committees. He was elected President and Chief Executive Officer of National Public Radio in 1994. He served as a director of The C&P Telephone Company from 1983 to 1993, President from 1988 to 1993, Chief Executive Officer from 1990 to 1993 and was a Vice President from 1983 to 1988. He is a director of The Chase Manhattan Corporation, the Colgate-Palmolive Company, Apple Computer, Inc. and BET Holdings, Inc.


                OLZA M. NICELY                               Director since 1990
Photo of
Olza M.         President and Chief Executive Officer -- Insurance Operations
Nicely          and Director of the Company, Chevy Chase, Maryland.

                Mr. Nicely, 51, is a member of the Executive and Finance Committees. He was elected President and Chief Executive Officer -- Insurance Operations of the Company in l993. He has served as a Director of GEICO since 1985, President since 1989, Chief Executive Officer since 1992 and Chairman of the Board since l993, having served as Executive Vice President from 1987 to 1989 and Senior Vice President from 1985 to 1987.


                COLEMAN RAPHAEL                              Director since 1990
Photo of
Coleman         Retired Dean, School of Business Administration, George Mason
Raphael         University, Fairfax, Virginia.

                Dr. Raphael, 69, is a member of the Finance and Human Resources Committees. He was Chairman of the Board and Chief Executive Officer of Night Owl Security, Inc. from 1991 to 1992 and Dean of the School of Business Administration of George Mason University from 1986 to 1991. From 1970 to 1986, he was Chairman of the Board, Chief Executive Officer and a director of Atlantic Research Corporation.

                                      3
      PAGE 4

                 WILLIAM J. RUANE                            Director since 1988
Photo of
William J.       Chairman of the Board and Director, Ruane, Cunniff & Co., Inc.,
Ruane            investment advisers, New York, New York.

                 Mr. Ruane, 69, is a member of the Executive, Finance and Human Resources Committees. He has been Chairman of Ruane, Cunniff & Co., Inc. since 1969. He is a director of Sequoia Fund, Inc. and The Washington Post Company.


                 LOUIS A. SIMPSON                            Director since 1983
Photo of
Louis A.         President and Chief Executive Officer -- Capital Operations and
Simpson          Director of the Company, Chevy Chase, Maryland.

                 Mr. Simpson, 58, is Chairman of the Finance Committee and a member of the Executive Committee. He was elected President and Chief Executive Officer -- Capital Operations of the Company in 1993, having served as Vice Chairman of the Board from 1985 to 1993. He was Senior Vice President of GEICO from 1979 to 1989 and of the Company from 1979 to 1985. He is a director of Potomac Electric Power Company, Salomon Inc and Pacific American Income Shares Inc.


                 W. ALVON SPARKS, JR.                        Director since 1993
Photo of
W. Alvon         Executive Vice President and Chief Financial Officer and
Sparks, Jr.      Director of the Company, Chevy Chase, Maryland.

                 Mr. Sparks, 59, is a member of the Finance and Social Responsibility Committees. He has been Executive Vice President and Chief Financial Officer of the Company since 1992, having served as Senior Vice President from 1982 to 1992. He has been a Director of GEICO since 1982 and was elected Executive
                 Vice President in February 1995, having served as Senior Vice President since 1982.


             INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board has standing Audit, Executive, Finance, Human Resources and Social Responsibility Committees. The biographical information on the directors in the immediately preceding section of this proxy statement identifies the Committee memberships held by each.

     The Audit Committee, which consists of five non-management directors, held six meetings during 1994. In addition to recommending to the Board the appointment of the Company's independent auditors, subject to ratification by the shareholders, the Committee reviews with the independent auditors the scope of their audit; monitors the audit; reviews the audit results with management and the independent auditors; reviews the Annual Report on Form 10-K; reviews compliance with the Company's Business Ethics Policy; carries out such actions as may be required under the Foreign Corrupt Practices Act and reviews the
Company's internal controls and accounting procedures with the independent auditors and the Internal Auditor, who reports directly to the Audit Committee.
                                      4

     The Executive Committee, which has five members, held no meetings during 1994. This Committee has the power to exercise most of the powers of the Board when the Board is not in session, recommend plans relating to the development of corporate structures, review proposals regarding merger or affiliation with other companies, review proposals to expand existing or enter new lines of business and make recommendations on corporate practice involving disclosure.

     The Finance Committee, which has seven members, held four meetings during 1994. The Committee approves broad investment policies and guidelines and assists the Company's investment advisors in their development, approves and monitors eligible securities, approves all marketable investments and non-marketable investments of $25 million or more in controlled operating units and of $5 million or more in non-controlled operating units, monitors the investment portfolio to perform the fiduciary responsibilities of the Board keeping in mind the makeup of the Company's liabilities, monitors the investment portfolio and its performance relative to comparative standards, authorizes transactions in securities within guidelines prescribed by the Committee and approves borrowings by the Company of up to $50 million.

     The Human Resources Committee, which consists of five non-management directors, held five meetings during 1994. It reviews programs relating to the development of human resources, including personnel practices, education and training programs and the introduction of external resources (both the hiring of new employees and retention of consultants); reviews employee and management compensation practices; approves the compensation of the senior officers of the Company and GEICO and the Presidents of the affiliated companies and reviews the annual budget for officers' salaries; recommends to the Board the election of senior officers of the Company and GEICO and elects all other officers of the Company and GEICO and senior officers of subsidiaries of the Company and GEICO; approves and administers compensation programs; maintains responsibility for administration of employee benefit plans; approves or recommends to the Board amendments to employee benefit plans; reviews management's organizational plans and approves directors' compensation. The Committee also recommends to the full Board nominees for election to the Board by the shareholders at the annual meeting or by the Board to fill an existing vacancy. The Committee will consider nominees for director who are recommended by shareholders pursuant to the Company's Bylaw provisions. No such nominations were submitted to the Committee by shareholders for the 1995 annual meeting.

     The Social Responsibility Committee, which has four members, held two meetings during 1994. This Committee oversees the fulfillment of social responsibilities to shareholders, policyholders, employees and the general public and reviews the Company's affirmative action program with respect to employment and upward mobility of women, minorities and disadvantaged segments of society. The Committee also monitors the Company's involvement in political action, particularly with respect to state legislative affairs, and reviews the Company's responsibilities to society in the providing of insurance services and allocation of charitable contributions.

BOARD MEETINGS

     During 1994, the Board held five meetings and the Committees of the Board held seventeen meetings. Attendance at Board and Committee meetings averaged 98.7%. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and of Committees of the Board on which he or she served.
                                      5

DIRECTORS' COMPENSATION

     Each director receives an annual retainer of $30,000 for serving on the Board, $3,000 for serving as Chairman of a Committee and $1,500 for serving as a member of a Committee. Each director also receives a fee of $1,500 for each Board and Committee meeting attended. Board and Committee meetings falling on the same date are generally considered one meeting. No fees are paid to a director who is also a current or retired operating officer of the Company or its subsidiaries.

     The Company has a policy establishing the normal retirement date of each member of the Board as the date of the annual meeting next following his or her 70th birthday, subject to certain exceptions.

     A director who elects to retire between the ages of 65 and 70 with 10 years or more of service will receive an annual benefit for life equal to 75% of the annual director's retainer in effect at the time of his or her retirement. A director who elects to retire between the ages of 65 and 70 with fewer than 10 years of service will receive an annual benefit equal to 75% of the annual director's retainer in effect at the time of his or her retirement for the number of years equal to his or her years of service on the Board of the Company, or until his or her death, whichever shall first occur. A director who elects to retire between the ages of 60 and 64 with 15 or more years of service will receive, beginning at age 65, an annual benefit for life equal to 75% of the annual director's retainer in effect at the time of his or her retirement.
                                      6

                        BENEFICIAL OWNERSHIP OF STOCK

     The following table sets forth, as of March 20, 1995, information concerning beneficial ownership of the Common Stock by any person known to the Company to be the beneficial owner of more than 5% of such stock, each director and nominee and each executive officer listed in the Summary Compensation Table on page 10, and by directors and executive officers of the Company as a group. Individuals have sole voting and investment power over such stock unless otherwise indicated in the footnotes.

                                                             COMMON STOCK
                                                   NUMBER OF SHARES   PERCENT OF
NAME/GROUP                                        BENEFICIALLY OWNED    CLASS
Berkshire Hathaway Inc.(1)......................      34,250,000        50.23%
  1440 Kiewit Plaza
  Omaha, Nebraska 68131

The Riggs National Bank of Washington, D.C.(2)..       6,397,377         9.38
  800 17th Street, N.W.
  Washington, D.C. 20006

Tukman Capital Management, Inc.(3)..............       4,096,031         6.01
  60 East Sir Francis Drake Blvd., Suite 204
  Larkspur, California 94939

John H. Bretherick, Jr..........................           2,500           (4)

Norma E. Brown (5)..............................             500           (4)

Samuel C. Butler (6)............................          55,000           (4)

James E. Cheek..................................             500           (4)

A. James Clark..................................           5,000           (4)

Delano E. Lewis (5).............................           1,500           (4)

Olza M. Nicely (5)(6)(7)(8)(9)..................         258,754           (4)

Coleman Raphael (5).............................           2,200           (4)

William J. Ruane................................          25,000           (4)

Louis A. Simpson (5)(6)(7)(8)(9)................         950,119         1.39

W. Alvon Sparks, Jr. (5)(7)(8)(10)..............          43,384           (4)

W. Reid Thompson................................           6,000           (4)

Edward H. Utley (5)(6)(8)(10)...................          60,787           (4)

James M. Hitt (5)(7)(8)(10).....................          45,839           (4)

Simone J. Pace (5)(7)(8)(10)....................           3,618           (4)

Directors and Executive Officers as a Group
(23 persons)(5)(6)(7)(8)........................       1,652,986         2.42

 (1) According to the most recent information available to the Company, Berkshire Hathaway Inc. (Berkshire) was the beneficial owner of 34,250,000 shares of Common Stock on March 20, 1995. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren E. Buffett is Chairman of the Board of

                                            (footnotes continued on next page)

                                      7
      PAGE 8

(footnotes continued from previous page)
     Berkshire. Mr. Buffett, his wife and a trust of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 43.8% of the outstanding shares of Berkshire and Mr. Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of the Common Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. In connection with the purchases of these shares, the District of Columbia Department of Insurance (in which jurisdiction GEICO was incorporated prior to its redomestication and reincorporation in Maryland on January 3, 1986), pursuant to a request for exemption filed by Berkshire, exempted the purchases by Berkshire from certain requirements of the District of Columbia Code, which exemption was sought by Berkshire on the grounds that the contemplated purchases were for investment and did not have the purpose or effect of changing or influencing the control of the Company. Pursuant to an order issued by the Superintendent of Insurance of the District of Columbia, Berkshire has granted a proxy to NationsBank of Maryland, 6610 Rockledge Drive, Bethesda, Maryland 20817, to vote such shares in its discretion. Subsequent to GEICO's redomestication and reincorporation in Maryland, the Insurance Division of the Department of Licensing and Regulation of the State of Maryland reaffirmed that exemption and order under Maryland law.

 (2) According to the most recent information available to the Company, The Riggs National Bank of Washington, D.C. (Riggs) was the beneficial owner of 6,397,377 shares of Common Stock on March 20, 1995. This number includes shares as to which Riggs has or shares voting and investment power as follows: sole voting power, 1,762,071 shares; shared voting power, 127,500 shares; sole investment power, 6,260,277 shares and shared investment power, 137,100 shares. Riggs has advised the Company that these shares include 1,761,271 shares held by it as trustee under the Company's Revised Profit Sharing Plan (Profit Sharing Plan) and 4,498,706 shares held by it as trustee under the Company's Employee Stock Ownership Plan (ESOP). Riggs has the authority to vote shares of Common Stock held by it as trustee of the Profit Sharing Plan. The Administrative Committee of the ESOP will, pursuant to instructions received from the participants, direct Riggs to vote whole shares allocated to participants' accounts. Fractional shares from all participants' accounts may be combined and voted by Riggs upon direction of the Committee on each issue in the same ratio as the Committee was directed to vote with respect to the whole shares of participants. Riggs will not vote any shares for which the Committee has not received instructions from the participants, but the Committee may direct Riggs to vote any unallocated shares held in the trust fund. Riggs has advised the Company that the remaining 137,400 shares held by it as of March 20, 1995, were held by it in a variety of fiduciary capacities.

 (3) According to the most recent information available to the Company, Tukman Capital Management, Inc. (TCM), a registered investment advisor, was the beneficial owner of 4,096,031 shares of Common Stock on March 20, 1995. Mr. Melvin T. Tukman is President and majority shareholder of TCM. Mr. Tukman and TCM share the power to vote 1,264,000 shares, have no power to vote 2,832,031 shares and have shared investment power over 4,096,031 shares. Neither Mr. Tukman nor TCM has sole voting or investment power over any shares.

 (4) Represents less than l% of the outstanding shares of Common Stock of the Company on March 20, 1995.

                                            (footnotes continued on next page)

                                      8
      PAGE 9

(footnotes continued from previous page)

 (5) Includes the following shares of Common Stock as to which the respective persons share voting power and/or investment power: General Brown, 500 shares; Mr. Lewis, 1,500 shares; Mr. Nicely, 65,779 shares; Mr. Raphael, 2,200 shares; Mr. Simpson, 7,904 shares; Mr. Sparks, 18,090 shares; Mr. Utley, 40,709 shares; Mr. Hitt, 4,865 shares; Mr. Pace, 264 shares and directors and executive officers as a group, 192,776 shares.

 (6) Includes the following shares of Common Stock as to which the respective persons disclaim any beneficial ownership: Mr. Butler, 15,000 shares owned by his wife; Mr. Nicely, 14,603 shares owned by his wife; Mr. Simpson, 11,685 shares owned by his wife and grandchildren; Mr. Utley, 12,500 shares owned by his wife; and directors and executive officers as a group, 53,788 shares owned by their wives or in fiduciary capacities.

 (7) Of the shares beneficially owned, 171,775 of Mr. Nicely's shares, 593,330 of Mr. Simpson's shares, 19,000 of Mr. Sparks' shares, 15,500 of Mr. Hitt's shares, 3,000 of Mr. Pace's shares and 902,605 of the shares of directors and executive officers as a group represent shares of Common Stock which those persons have a right to acquire through exercise of stock options within 60 days.

 (8) Of the shares beneficially owned, 24,046 of Mr. Nicely's shares, 22,349 of Mr. Simpson's shares, 11,859 of Mr. Sparks' shares, 6,578 of Mr. Utley's shares, 9,007 of Mr. Hitt's shares, 518 of Mr. Pace's shares and 128,058 of the shares of directors and executive officers as a group represent one or both of the following: (i) shares of Common Stock allocated to their participants' accounts under the Company's ESOP, which provides participants voting power and (ii) shares of Common Stock purchased with contributions to their participants' accounts in Funds C and G of the Company's Profit Sharing Plan, which provides participants with investment power.

 (9) A director and has served as Chief Executive Officer since May 19, 1993.

(10) One of the four most highly compensated executive officers, other than individuals who served as the Chief Executive Officer.

                                      9

                            EXECUTIVE COMPENSATION

     The following table sets forth the individual compensation information for services rendered in all capacities during the years 1992, 1993 and 1994 with respect to the two current Co-Chief Executive Officers of the Company and the four other most highly compensated executive officers serving at the end of 1994.

                          SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                    ANNUAL COMPENSATION           AWARDS       PAYOUTS
                                                                              LONG-TERM
                                                   OTHER         SECURITIES   INCENTIVE
     NAME AND                                      ANNUAL        UNDERLYING     PLAN         ALL OTHER
PRINCIPAL POSITION     YEAR  SALARY    BONUS(1) COMPENSATION(2)  OPTIONS(3)   PAYOUTS(4)   COMPENSATION(5)
Olza M. Nicely,        1994  $500,000  $ 70,074  $   803              -0-     $ 274,475       $ 367,559
President and Chief    1993   437,500   250,000      414          100,000       427,059          68,344
Executive Officer --   1992   300,000   112,500      385              -0-       248,000          56,157
Insurance Operations

Louis A. Simpson,      1994   500,000       -0-    2,666              -0-     1,400,150          75,544
President and Chief    1993   500,000       -0-    4,452          708,330           -0-          94,675
Executive Officer --   1992   500,000       -0-    2,184              -0-     1,623,077         108,090
Capital Operations

Edward H. Utley,       1994   300,000   210,000    2,346              -0-       219,570          55,234
Senior Vice President  1993   262,083   150,000    1,162              -0-       253,911          49,625
of GEICO               1992   215,000   117,500    1,118              -0-       294,500          43,428

W. Alvon Sparks, Jr.,  1994   216,666   154,000      337           15,000       131,742          40,753
Executive Vice         1993   200,000   100,000      -0-              -0-       115,414          32,241
President and Chief    1992   178,333    28,779      -0-           40,000       170,500          33,343
Financial Officer

James M. Hitt,         1994   135,500   113,785      -0-              -0-        65,896          21,533
Vice President         1993   132,500    56,040   50,207           15,000        69,248          19,438
of GEICO               1992   121,250    38,250      -0-              -0-       116,250          20,313

Simone J. Pace,        1994   156,667    58,031      -0-            5,000           -0-          22,054
Senior Vice President  1993   100,000    30,000      -0-           10,000           -0-             -0-
and Chief Information  1992       -0-       -0-      -0-              -0-           -0-             -0-
Officer (6)

(1) The amounts in this column for Messrs. Nicely, Utley, Sparks, Hitt and Pace represent cash compensation earned pursuant to the terms of the Company's Incentive Bonus Plan.

(2) Amounts shown for Messrs. Nicely, Simpson, Utley and Sparks are for reimbursement of taxes in connection with certain perquisites which did not exceed the disclosure threshold established by the Securities and Exchange Commission (the SEC). In 1993, Mr. Hitt was reimbursed $30,734 for relocation expenses and $19,473 for taxes in connection with such expenses.

(3) None of the individuals listed in the table has stock options with tandem or free-standing stock appreciation rights (SARs).

                                            (footnotes continued on next page)

                                      10
      PAGE 11


(footnotes continued from previous page)

(4) For Messrs. Nicely, Utley, Sparks and Hitt, amounts in this column represent the dollar value of payments of performance shares awarded in 1990, 1991 and 1992 for three-year cycles ended December 31, 1992, December 31, 1993 and December 31, 1994, respectively, pursuant to the Company's Performance Share Plan. Performance share payments are valued based on the market price of a share of the Company's Common Stock on the payment date and are made early in the year following the close of the cycle. The market price is the mean of the high and low sales price of a share of the Company's Common Stock on the New York Stock Exchange Composite Tape (the market price). For Mr. Simpson, the amounts shown represent payments made under the Company's Equity Cash Bonus Plan. Mr. Simpson does not participate in the Performance Share Plan.

(5) Amounts in this column represent the following as set forth below: dollar value of share allocations, forfeitures and dividends under the Company's ESOP; benefits under the ESOP in excess of the limits established by
    Section 415 of the Internal Revenue Code (IRC) contributed by the Company to an unqualified supplemental plan; company contributions under the Profit Sharing Plan; benefits under the Profit Sharing Plan in excess of the limits established by Section 415 of the IRC contributed by the Company to an unqualified supplemental plan and a portion of the bonus otherwise payable to Mr. Nicely that is automatically deferred until such time as he is no longer an executive officer pursuant to action taken by the Human Resources Committee in response to Section 162(m) of the IRC, which limits the deductibility of compensation in excess of $1,000,000.

                                                                     MANDATORY
                                     ESOP     PROFIT  PROFIT SHARING  DEFERRED
                    YEAR   ESOP  SUPPLEMENTAL SHARING  SUPPLEMENTAL COMPENSATION

Olza M. Nicely      1994  $18,541   $47,008   $3,945    $18,139      $279,926
                    1993   25,980    27,224    8,384      6,756           -0-
                    1992   29,184    17,356    7,054      2,383           -0-

Louis A. Simpson    1994   26,075    27,385    6,664     15,420           -0-
                    1993   30,910    46,073    8,384      9,308           -0-
                    1992   34,572    55,870    7,818      9,830           -0-

Edward H. Utley     1994   18,523    23,461    6,664      6,586           -0-
                    1993   25,968    13,926    8,384      1,347           -0-
                    1992   29,169     7,330    6,929        -0-           -0-

W. Alvon Sparks, Jr.1994   18,251    12,955    4,485      5,062           -0-
                    1993   25,131       -0-    7,110        -0-           -0-
                    1992   27,676       -0-    5,667        -0-           -0-

James M. Hitt       1994   15,001       -0-    6,532        -0-           -0-
                    1993   14,752       -0-    4,686        -0-           -0-
                    1992   16,266       -0-    4,047        -0-           -0-

Simone J. Pace      1994   12,453     2,721    6,664        216           -0-
                    1993      -0-       -0-      -0-        -0-           -0-
                    1992      -0-       -0-      -0-        -0-           -0-


(6) Mr. Pace was employed by the Company on May 3, 1993.

                                      11

     The following three tables set forth as to the executive officers named in the Summary Compensation Table for the period January 1, 1994 through December 31, 1994, inclusive: (a) option grants in 1994, (b) aggregated option exercises in 1994 and year-end option values and (c) awards made in 1994 under long-term incentive plans:

                            OPTION GRANTS IN 1994

                                                                               POTENTIAL
                   NUMBER OF   PERCENT OF                                REALIZABLE VALUE AT
                  SECURITIES   TOTAL OPTIONS                            ASSUMED ANNUAL RATES OF
                  UNDERLYING    GRANTED TO      EXERCISE                    FOR OPTION TERM(3)
                   OPTIONS     EMPLOYEES IN   OR BASE PRICE  EXPIRATION       _____________
NAME              GRANTED(1)   FISCAL YEAR     PER SHARE(2)     DATE        (5%)       (10%)
____              __________   ___________     ____________     ____        ____       _____
Olza M. Nicely          -0-       -0-%          $    -0-          --       $    -0-  $     -0-

Louis A. Simpson        -0-       -0-                -0-          --            -0-        -0-

Edward H. Utley         -0-       -0-                -0-          --            -0-        -0-

W. Alvon Sparks, Jr. 15,000      10.4            54.3125      2/17/04       512,353  1,298,402

James M. Hitt           -0-       -0-                -0-           --           -0-        -0-

Simone J. Pace        5,000       3.5            54.3125      2/17/04       170,784    432,801

(1) Stock options were granted pursuant to the 1992 Stock Option Plan and become exercisable in five equal annual installments beginning one year after the date of the grant. This plan does not provide for the granting of SARs.

(2) The per share option exercise price is 100% or more of the market price of the Company's Common Stock on a date fixed by the Human Resources Committee as the date of grant.

(3) In accordance with the rules of the SEC, Potential Realizable Value has been calculated based upon an assumed aggregate appreciation of the market price of the Company's Common Stock at annual compounded rates of 5% and 10%, respectively, for the duration of the option term. There can be no assurance that the market price of the Company's Common Stock will appreciate in the assumed manner.

                                      12
      PAGE 13

                     AGGREGATED OPTION EXERCISES IN 1994
                          AND YEAR-END OPTION VALUES

                                           NUMBER OF
                                           SECURITIES          VALUE OF
                                           UNDERLYING         UNEXERCISED
                                          UNEXERCISED         IN-THE-MONEY
                                      OPTIONS AT YEAR-END OPTIONS AT YEAR-END(2)
                   SHARES               _______________    ___________________
                  ACQUIRED    VALUE      EXER-   UNEXER-     EXER-      UNEXER-
NAME            ON EXERCISE REALIZED(1) CISABLE  CISABLE    CISABLE     CISABLE
Olza M. Nicely      10,000  $337,813    171,775   100,000  $2,951,796  $217,000
Louis A. Simpson       -0-       -0-    593,330    40,000         -0-       -0-
Edward H. Utley      3,885   140,880        -0-       -0-         -0-       -0-
W. Alvon Sparks, Jr.   -0-       -0-     16,000    39,000         -0-       -0-
James M. Hitt          -0-       -0-     15,500    12,000     394,688       -0-
Simone J. Pace         -0-       -0-      2,000    13,000         -0-       -0-

(1) The numbers in this column represent the dollar value of the difference between the market price on the date of exercise of stock options exercised in 1994 and the exercise price of such stock options.

(2) The numbers in these columns represent the difference between the market price on December 31, 1994, of all unexercised in-the-money options then outstanding and the exercise price of such stock options. None of the individuals listed in the table had any exercisable or unexercisable SARs at year-end.

                                      13
      PAGE 14

                 LONG-TERM INCENTIVE PLANS -- AWARDS IN 1994

                                                                    ESTIMATED
                                                                     FUTURE
                                                                     PAYOUTS
                                                                      UNDER
                                                       PERFORMANCE   NON-STOCK
                                                          OTHER     PRICE-BASED
                                                          PEROD       PLANS
                                                          UNTIL    TARGET NUMBER
                        PLAN UNDER           NUMBER OF  MATURATION   OF SHARES
NAME                    WHICH AWARD MADE      SHARES    OR PAYOUT   OR DOLLARS
Olza M. Nicely(1)       Performance Share Plan 2,725     1994-96       2,725
Edward H. Utley(1)(2)   Performance Share Plan 1,625     1994-96         587
W. Alvon Sparks, Jr.(1) Performance Share Plan 1,100     1994-96       1,100
James M. Hitt(1)        Performance Share Plan   725     1994-96         725
Simone J. Pace(1)       Performance Share Plan   825     1994-96         825
Louis A. Simpson(3)     Equity Cash Bonus Plan    --     1994-97         N/A

(1) The numbers for Messrs. Nicely, Utley, Sparks, Hitt and Pace represent the number of performance shares awarded in 1994 pursuant to the terms of the Company's Performance Share Plan for a three-year cycle ending December 31, 1996. Payment of such awards at the end of the cycle is contingent upon the Company's four principal property and casualty subsidiaries achieving two specified performance objectives: (1) a combined all lines underwriting ratio of 96.5% for the three year period and (2) a combined average annual growth of 6% in voluntary automobile policies in force over the three year period. The Performance Share Plan has no threshold, minimum or maximum. The target number is the number of performance shares that will be paid if the performance objectives are met. Participants retiring during the cycle will receive shares in the proportion which the number of months before retirement bears to thirty-six months. Participants will not receive more shares than the target number shown even if performance exceeds the performance objectives. If the performance objectives are not met, participants may receive a portion of the target number of shares, or no shares at all, at the discretion of the Human Resources Committee. The value of the performance share award payment will be determined by the market price of a share of the Company's Common Stock on the date of payment. The value of a performance share at payout, however, may not exceed three times the market price of a share of the Company's Common Stock on the date of the grant. In view of Mr. Simpson's participation in the Company's Equity Cash Bonus Plan, he is not eligible to receive performance share awards.

(2) The estimated target number of future payout shares for Mr. Utley reflects a pro rata reduction due to his retirement in January 1995.

(3) The Equity Cash Bonus Plan, which has been in effect for Mr. Simpson as Chief Investment Officer of the Company (the CIO) since 1989, was approved by the shareholders on May 18, 1994. It provides incentive payments to the CIO and certain equity managers performing investment activities who are selected by him based upon the investment performance of the Company's Equity Portfolio, a defined portfolio of common stock and other equity securities, as compared to the Standard and Poor's 500 Stock Index (the S&P 500). Any such bonuses paid to the equity managers are subtracted from the amount Mr. Simpson would otherwise receive. A cash bonus with respect to each calendar year can be paid to Mr. Simpson in an amount to be determined by the Human Resources Committee of up to 100%, but not less than 50%, of a fund amounting to 10% of the positive equity return (the amount by which positive total return on the Company's Equity Portfolio exceeds the total return on the S&P 500 for the calendar year times the dollar amount in the Equity

                                            (footnotes continued on next page)

                                      14
      PAGE 15

(footnotes continued from previous page)
    Fund as agreed upon prior to the beginning of such year by the Human Resources Committee and the CIO). For 1995, the Equity Fund has been set at $760 million, which is an amount equal to the market value of the Company's Equity Portfolio at December 31, 1994, rounded to the next highest $10 million. The bonus amount in any year will be paid in four equal installments. For Mr. Simpson to receive all such installments, the Equity Cash Bonus Plan requires that he continue to be employed as CIO by the Company or a subsidiary for the four-year payout period. All unpaid installments will vest fully in the event of death, disability, retirement or a change of control of the Company. With respect to a calendar year in which the percentage increase in value of the Company's Equity Portfolio is less than that of the S&P 500 (or is more negative than the S&P 500), an amount equal to 10% of the negative equity return will be applied to reduce deferred amounts and future awards. If the negative total return on the Company's Equity Portfolio in any year is less negative than the negative total return on the S&P 500, the negative total return on each will be subtracted from the respective positive total returns in future years. The Equity Cash Bonus Plan has no threshold, target or maximum award. The actual bonus Mr. Simpson will receive in a given year will be the sum of installment payments (including deduction of negative amounts) relating to performance of the Company's Equity Portfolio in the four most recent years, minus amounts distributed to the other equity managers. The actual bonus for 1995 will consist of installment payments based on performance in 1994 and 1995, the installment payments from 1992 having been eliminated by the negative total return in 1993.

PENSION PLAN

     The Company maintains a defined benefit Pension Plan to provide retirement benefits for eligible salaried employees who have attained age 21 and have completed a year of qualifying service.

                              PENSION PLAN TABLE

                             YEARS OF SERVICE AT RETIREMENT
REMUNERATION       15          20          25          30          35

 $   125,000   $   37,500  $   50,000  $   62,500  $   67,187  $   71,875
     150,000       45,000      60,000      75,000      80,625      86,250
     175,000       52,500      70,000      87,500      94,062     100,625
     200,000       60,000      80,000     100,000     107,500     115,000
     225,000       67,500      90,000     112,500     120,937     129,375
     250,000       75,000     100,000     125,000     134,375     143,750
     300,000       90,000     120,000     150,000     161,250     172,500
     400,000      120,000     160,000     200,000     215,000     230,000
     450,000      135,000     180,000     225,000     241,875     258,750
     500,000      150,000     200,000     250,000     268,750     287,500
     600,000      180,000     240,000     300,000     322,500     345,000
     700,000      210,000     280,000     350,000     376,250     402,500
     800,000      240,000     320,000     400,000     430,000     460,000

     Retirement benefits are generally a specified percentage, based on length of service, of an employee's final average earnings, which is the annual average of compensation during the 60 consecutive calendar months of employment that produces the highest amount, less 50% of the employee's primary social security benefits. The amounts shown above are the amounts expected to be paid upon retirement prior to any deduction for social security or other offsets. For purposes of determining Pension Plan benefits, compensation is the regular or

                                      15
     basic pay of a participant, exclusive of bonus, overtime pay and other extra compensation. For the executives listed in the Summary Compensation Table, regular or basic pay is set forth in the Salary column. As of December 31, 1994, Messrs. Nicely, Simpson, Utley, Sparks, Hitt and Pace had credited service under the Pension Plan and supplemental arrangements for 33, 25, 22, 20, 33 and 11 years, respectively.

     The Pension Plan Table shows estimated annual benefits which would be payable upon retirement at age 65 in accordance with Pension Plan provisions in effect at year-end 1994. Sections 401(a)(17) and 415 of the IRC limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has an unqualified supplemental benefit plan adopted in 1983 and amended in 1992 which authorizes the payment out of general funds of the Company of any benefits calculated under provisions of the retirement plan which may be above the limits under these sections. Such supplemental benefits are also included in the Pension Plan Table.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Human Resources Committee at all times during fiscal 1994 consisted of Messrs. Samuel C. Butler, John H. Bretherick, Jr., Coleman Raphael, William J. Ruane and W. Reid Thompson. Mr. Butler, Chairman of the Human Resources Committee, is a partner in the law firm of Cravath, Swaine & Moore, which provided legal services to the Company in 1994.

          HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation policies and practices are administered by the Human Resources Committee of the Board (the Committee), all five members of which are non-employee directors, ineligible to receive compensation pursuant to any of the Company's compensation plans and listed at the end of this report. The Company's Board of Directors has delegated duties to the Committee that are described on page 5 of this proxy statement and which require the Committee to approve and administer all Company employee benefit plans and compensation programs, including salary methodologies, approve the salaries of the senior officers of the Company, GEICO and their subsidiaries and review the salaries of all other officers of the Company and GEICO. To assist the Committee in the implementation of its duties, the Chief Executive Officers
(CEOs) of the Company, Olza M. Nicely and Louis A. Simpson, who serve as CEO for Insurance Operations and CEO for Capital Operations, respectively, provided input in 1994 in the form of recommendations and participation in Committee meetings. Neither Mr. Nicely nor Mr. Simpson participate in Committee discussions regarding their individual compensation nor do they vote on Committee decisions.

EXECUTIVE COMPENSATION PROGRAM

     The Company's Executive Compensation Program (the Program) is designed to attract, retain, motivate and reward the executive officers to achieve the Company's business objectives and to increase shareholder value. The Program includes both annual and long-term incentive compensation. The Program is intended to achieve the Committee's goal of aligning Management's interests with those of the shareholders and causing Management to focus on managing the Company from an owner's perspective of enhancing value and achieving long-term financial success and earnings growth. It accomplishes this goal by providing competitive levels of compensation that integrate remuneration with the Company's annual and long-term performance goals, reward above-average corporate performance and recognize individual initiative and achievements.
                                      16

RELATIONSHIP OF PAY TO PERFORMANCE UNDER COMPENSATION PLANS

     Compensation paid to or earned by the executive officers in 1994 consisted of the following elements: base salary, annual incentive bonus for 1994 and payouts under the Performance Share Plan for the three-year cycle ended December 31, 1994 (which payments were made in February 1995). In addition, certain executive officers received grants of stock options under the 1992 Stock Option Plan and awards of performance shares under the Company's Performance Share Plan (for a three-year cycle which will end December 31, 1996) and one executive officer received a bonus pursuant to the terms of the Equity Cash Bonus Plan. The following is a description of each key element of the Company's Program and how each relates to performance.

BASE SALARY

     The Committee approves the salaries of all executive officers of the Company and GEICO and reviews the annual budget for the other officers' salaries. In determining appropriate salary levels for executive officers below the Executive Vice President, the Committee considers the level and scope of responsibility, experience in position, individual performance and the relationship of salary to the current control point established by Management for that position. The control point represents the current average actual salary of a fully trained comparable insurance industry executive. Annually, Management compares the Company's control points with the average salaries of comparable positions as reflected in a number of property and casualty insurance compensation surveys. In setting control points, Management does not consider the performance of any individual insurance company included in such surveys. Base salaries are generally less than or similar to those of other executives in the personal lines property casualty insurance industry. Due to the Company's uniqueness and the difficulty of comparing the senior level officer positions to those in other property and casualty companies, the Committee does not consider control points in determining salary levels for either CEO or the Executive Vice President but does utilize the other listed criteria.

INCENTIVE BONUS PLAN

     In February 1994, the Committee established the goals for the annual incentive cash awards to officers of the Company and certain of its subsidiaries (except Mr. Simpson) under the Company's Incentive Bonus Plan. On the recommendation of Mr. Nicely, the Committee significantly changed the key goals which had been utilized for many years both in number and substance in order to focus more specifically on the combined financial results of the four principal property and casualty companies and to further promote the team effort of the four-company approach to insurance operations. The Committee agreed to the creation of an incentive bonus pool for 1994 for officers based upon a percentage of the officers' combined aggregate salaries, with the percentage to be determined by reference to two specific insurance related performance measures: underwriting profit and growth in voluntary automobile policies.

     The incentive bonus pool, which can range from 0%-50% of all eligible salaries depending upon a range of underwriting profit and growth results, is based upon a specified target percentage of 30% of such salaries if the four principal property and casualty subsidiaries achieved in 1994: (a) a combined all lines underwriting ratio of 96.5% and (b) a combined annual growth of 6.0% in voluntary automobile policies in force. Individual officer bonuses granted

 17
     from the bonus pool can range from 0%-100% of annual salary, depending upon individual performance and departmental accomplishments. No extra credit is given for underwriting results better than (i.e. less than) 96.5% unless the policy growth rate also exceeds the 6.0% target, and no bonus pool is established if the underwriting ratio for 1994 is 99% or greater. However, the Committee retained the discretion to award bonuses even if one or both of the goals established under the Incentive Bonus Plan was substantially under-achieved due to natural catastrophes or other causes.

     The performance of the four property and casualty companies in 1994 met the targeted underwriting ratio goal and slightly exceeded the targeted growth goal. The actual combined underwriting goal achieved for 1994 was 96.5% and the actual combined growth in voluntary automobile policies for 1994 was 6.8%. In light of these results, the Committee set the incentive bonus pool at 38% of eligible salaries.

     The amount individual executives earned from the bonus pool varied from 0% to 85% of their salaries and was determined by senior management's analysis of
(i) the performance of each Planning Center against its 1994 Business Plan, (ii) the individual's achievement of planned goals and (iii) the ability of each officer to influence the Company's financial success. In judging the performance of the Planning Centers, the criteria given the greatest importance are growth in premium volume and profitability; consideration is also given, but of lesser importance, to improvements in customer service quality, expense control and human resources skills.

     Messrs. Nicely, Sparks and Utley are not included in the bonus pool as the Committee believes their positions and responsibilities warrant individual consideration. Instead, for 1994 the Committee fixed their targeted bonuses to range from 0% to 100% with a target of 50% of salary if the same goals as were established for the 1994 Incentive Bonus Plan were just met. However, the Committee retained discretion to award bonuses even if one or both the goals described above were not fully met. After a thorough review of the performance of the Company and its subsidiaries based on the same goals and results described in the preceding paragraphs, the Committee determined their actual cash bonuses to be 70% of salary, an amount corresponding to the percentage above target established for the incentive bonus pool. Mr. Simpson does not participate in the Incentive Bonus Plan.


EQUITY CASH BONUS PLAN

     Under the Equity Cash Bonus Plan adopted by the Board in 1989 and approved by the shareholders in 1994, the Company has provided annual incentive compensation to Mr. Simpson, its Chief Investment Officer. A detailed description of the Equity Cash Bonus Plan is set out in footnote 3 on page 13 of this proxy statement. The Equity Cash Bonus Plan ties bonus payments directly to the performance of the Company's defined equity portfolio, which is computed on a total return basis including dividends, realized gains and unrealized gains. Mr. Simpson manages this equity portfolio. Pursuant to the Equity Cash Bonus Plan, Mr. Simpson and selected equity managers are awarded a cash bonus equal in the aggregate to 10% of the pre-tax excess of the Company's defined equity portfolio's investment performance, if any, over the performance of the S&P 500 during the same year. Mr. Simpson receives the full amount of the available bonus, less any bonus awarded to the selected equity managers, which may not aggregate more than 50% of the available bonus. Payments to Mr. Simpson with regard to any calendar year are paid in four equal annual installments, but are subject to reduction if performance results are below the performance of the S&P 500 in prior or subsequent years. The equity managers who share in the bonus are recommended by Mr. Simpson and approved by the Committee.
                                      18

     After review of the Equity Cash Bonus Plan calculation for 1994, the Committee determined that the investment performance of the Company's defined equity portfolio exceeded the S&P 500 in the amount of $85,794,000, reflecting a 13.1% total annual return in the Company's defined equity portfolio for 1994 as compared to a 1.3% return for the S&P 500. The Committee agreed that a bonus of $8,579,400 was earned in 1994 and $8,574,700, after a $4,700 reduction for prior year underperformance, was payable in four installments. The Committee approved the payment of the first installment of $2,140,150 in February 1995 with Mr. Simpson receiving $1,400,150 and selected equity managers receiving the remainder as recommended by Mr. Simpson.

PERFORMANCE SHARE PLAN

     In order to  encourage  executives  to focus on the  long-term  growth  and profitability  of the  Company,  the  Company has a  Performance  Share Plan for
executive officers (except Mr. Simpson) which provides for awards of performance shares  covering  three-year  performance  cycles.  Each  performance  share  is equivalent  to one share of the  Company's  Common  Stock.  Payment  of the full amount of the award is  contingent  upon the  achievement  of specified  Company performance  objectives  over the term of the  award  cycle.  Historically,  the
Committee   has  taken  into  account  an   individual's   level  and  scope  of
responsibility and salary in granting awards to executive officers. For the 1994
- - -1996 cycle of the  Performance  Share Plan, the Committee  determined  that the number of shares  awarded  under the plan  should be  approximately  30% of each executive's  salary  on  January  1, 1994  divided  by the  market  price of the
Company's Common Stock when the performance  share awards are granted.  For this new cycle, the Committee established similar performance  objectives relating to all lines  underwriting  ratio and growth in  voluntary  automobile  policies in force as were  established  for the Incentive  Bonus Plan for 1994 and discussed above, but such objectives are required to be achieved on a cumulative basis for the three year period.


     In addition to granting awards and setting performance objectives under the Performance Share Plan, the Committee must also evaluate whether those objectives have been met at the end of the award cycle and determine the level of payouts to plan participants. The performance objectives established in 1992 by the Committee for the vesting and distribution of awards under the Performance Share Plan based on the results of the three year award cycle at the end of 1994 were: (a) a return on shareholders' equity for the three years ending 1994 which placed the Company in the top quartile of all American businesses, (b) a 15% growth in the earnings power of the Company for the three years as reflected in net income per share and/or operating earnings per share adjusted for certain tax benefits over that of 1991 and (c) specified key business goals including, for GEICO and GEICO Indemnity Company, a cumulative underwriting profit of at least 1% of earned premiums for the three year cycle. Objectives (a) and (b) accounted for 25% of the objectives' attainment, while
(c) accounted for 75%. The Company's performance over the period 1992 -1994 achieved the return on equity goal and substantially exceeded the underwriting profit standard, but fell short of the objective of 15% earnings growth. The unusual catastrophe losses during the three year period, including the Orlando hail storms, Hurricane Andrew and the Nor'easter in 1992, the March 1993 blizzard and the severe winter weather in early 1994, together with the increased charge to earnings for stock appreciation rights in 1992 and the decline in interest rates in 1992 and 1993, both of which negatively impacted both operating earnings and net income, accounted for the Company's failure to achieve this objective. The Committee concluded that it was appropriate to pay participants 87.5% of the shares originally granted for the 1992 -1994 cycle for having achieved one-half of the 25% goal and all of the 75% goal and authorized the payment of 64,663 performance shares at a market value price of $50.1875 per share. At the time of the original grant in 1992, the market price was $44.00 per share. Payment of the performance share awards was made on February 21, 1995.

                                      19

STOCK OPTIONS

     Under the Stock Option Plan for Key Employees of the Company, adopted by the shareholders in 1992, the Committee may grant incentive and non-qualified stock options to officers and key employees. All options are granted at the market price on a date fixed by the Committee as the date of grant.

     The Committee's policy is to grant stock options from time to time to employees whose position and abilities give them the potential to influence the Company's long-term growth and profitability. One-time larger grants are made to executives when they are promoted or there is a significant increase in their responsibilities. In 1994, options to purchase a total of 144,500 shares were granted to 82 officers and key employees. Of the two CEOs and the four other most highly compensated executives in 1994, only Mr. Sparks and Mr. Pace received options.

IRC SECTION 162(M) -- $1 MILLION EXECUTIVE COMPENSATION DEDUCTIBILITY CAP
     Under Section 162(m) of the IRC, compensation to officers in excess of $1,000,000 that does not meet certain requirements will not be deductible. It is the Committee's belief that it is unlikely in the future that executive compensation accrued or paid will exceed the $1,000,000 deductibility cap for any officers other than the CEOs. In 1994, the Equity Cash Bonus Plan was submitted to and approved by the shareholders to ensure the deductibility by the Company of future bonus payments to Mr. Simpson under that plan. Additionally, the Committee determined that any compensation payable under the Performance Share Plan or the Incentive Bonus Plan which, together with the salary paid or payable to such officer, exceeds $1,000,000 in any year will be automatically deferred until such time as the officer is no longer an executive officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation paid to Messrs. Nicely and Simpson in 1994 is set forth in the Summary Compensation Table on page 10 of this proxy statement. Messrs. Nicely and Simpson have served as Co-CEOs of the Company since May 19, 1993.

     At the time of Mr. Nicely's promotion to President and CEO -- Insurance Operations in 1993, his annual base salary was raised to $500,000. It was unchanged during 1994. This salary level was fixed by the Committee and approved by the Board based on the salary paid to the Company's CEOs in the past and its evaluation of Mr. Nicely's prior performance. A substantial part of Mr. Nicely's other compensation for 1994 was subject to considerable risk in the form of incentive cash bonuses, performance share awards and stock options.

     Mr. Nicely was awarded a cash bonus of $350,000 in early 1995 for 1994 of which $279,926 was deferred. Mr. Nicely's bonus may range from 0% to 100% of his salary, with a target of 50% of salary. The Committee evaluated his performance relative to the goals described earlier for the Company's 1994 Incentive Bonus Plan which depended totally on the overall performance of the four principal property and casualty subsidiaries for which Mr. Nicely has primary oversight responsibility. As noted earlier and because of the results achieved, in determining 1994 bonuses under the Incentive Bonus Plan the Committee approved a bonus pool that exceeded the targeted bonus pool amount. The Committee reached a similar conclusion in Mr. Nicely's case and awarded him a bonus of 70% of his year-end salary.

                                      20

     In February 1994, Mr. Nicely was awarded 2,725 performance shares under the Company's Performance Share Plan for the 1994 -1996 cycle. The amount of this award was commensurate with the Committee's decision to utilize the guideline for determining the number of shares to be awarded based upon 30% of Mr. Nicely's salary at January 1, 1994, divided by the market price of the Company's Common Stock when the award was made. In February 1995, Mr. Nicely received a payout of 5,469 shares of Common Stock under the Performance Share Plan for the 1992 -1994 cycle which was 87.5% of the shares originally granted, the percent established as appropriate by the Committee for payout to all participants.

     As President and CEO -- Capital Operations, Mr. Simpson is the Chief Investment Officer of the Company. His annual base salary for 1994 was $500,000, a level unchanged since 1989. Mr. Simpson's compensation package differs from that of Mr. Nicely's in that a larger percentage of Mr. Simpson's compensation is subject to market risk due to his participation in the Equity Cash Bonus Plan. As previously described, pursuant to the terms of the Equity Cash Bonus Plan, a total of $1,400,150 was paid to Mr. Simpson in February 1995. Because of his participation in the Equity Cash Bonus Plan, Mr. Simpson does not participate in the Incentive Bonus Plan or in the Performance Share Plan. No stock options were granted to him during the year.

                      HUMAN RESOURCES COMMITTEE MEMBERS

                          Samuel C. Butler, Chairman

                           John H. Bretherick, Jr.

                               Coleman Raphael

                               William J. Ruane

                               W. Reid Thompson

                                      21

                           STOCK PERFORMANCE GRAPH

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The graph below compares the Company's cumulative five-year shareholder return on an indexed basis with the Dow Jones Equity Market Index and the Dow Jones Insurance -- Property and Casualty Index.

     [This space contains a stock performance graph. The Graph is a comparison of five year cumulative total return among Geico corporation, The Dow Jones Equity Market Index and the Dow Jones Property & Casualty Insurance index. The Total Return Graph Data are shown below.]

* Based on $100 invested on December 31, 1989 in each index and in the Company's Common Stock. Total return assumes reinvestment of dividends quarterly and a fiscal year ending December 31.

                           TOTAL RETURN GRAPH DATA

                                                 1989 1990 1991 1992 1993 1994
GEICO CORPORATION                                 100  108  134  221  177  172
DOW JONES EQUITY MARKET INDEX                     100   96  127  138  152  153
DOW JONES INSURANCE -- PROPERTY & CASUALTY INDEX  100   96  119  145  146  154


                                      22

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     At the annual meeting, a proposal to ratify the appointment of Coopers & Lybrand as the Company's independent auditors for 1995 will be presented. A quorum being present, an affirmative vote by a majority of the shares of Common Stock present in person or by proxy at the meeting is required for ratification of the appointment.

     Pursuant to the recommendation of the Audit Committee, the Board has appointed the firm of Coopers & Lybrand to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1995, subject to ratification by the shareholders.

     The Company has been informed that neither Coopers & Lybrand nor any of its partners or full-time professional staff has any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries or has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Audit services provided by Coopers & Lybrand in 1994 included the annual examination of the consolidated financial statements of the Company and its subsidiaries, interim reviews of quarterly financial information, reviews of filings with the SEC, meetings with the Audit Committee and consultation on financial, accounting and reporting matters in connection with the audit function.

     A representative of Coopers & Lybrand will attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.

                                   GENERAL

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Company's 1996 annual meeting of shareholders, pursuant to Rule 14a-8(a)(3)(i) promulgated by the SEC, must be received by the Company at its principal office, One GEICO Plaza, Washington, D.C. 20076-0001, attention of the Secretary, on or before December 18, 1995. In addition, the Company's Bylaws provide that any shareholder wishing to present a nomination for election of a director or wishing to bring a proposal or other business before the annual meeting of shareholders for a vote must give written notice to the Company at least 90 days in advance of the meeting and the notice must meet certain other requirements. Any shareholder interested in making such a nomination or proposal should request a copy of the Bylaw provisions from the Secretary of the Company.

PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of the Company by mail, telegram or personally. In addition, the Company has retained Georgeson & Company Inc. (Georgeson) to solicit proxies by personal interview, mail, telephone and telegram and to request brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock. The Company will pay Georgeson a fee not to exceed $9,000 covering its services and, in addition, will reimburse Georgeson for expenses and payments made for the Company's account to brokers and other nominees for their expenses in forwarding soliciting material.

                                      23

     SHAREHOLDERS ARE URGED TO SEND THEIR PROXIES WITHOUT DELAY. YOUR COOPERATION IS APPRECIATED.

                                          By order of the Board of Directors,

                                          Olza M. Nicely
                                          President & Chief Executive
                                          Officer --
                                          Insurance Operations

                                          Louis A. Simpson
                                          President & Chief Executive
                                          Officer --
                                          Capital Operations

                                      24

                                    GEICO
                                 CORPORATION


                          NOTICE OF 1995 ANNUAL MEETING
                                AND PROXY STATEMENT

      PAGE 26
                                      26

PROXY                        GEICO CORPORATION                     COMMON STOCK
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     OLZA M. NICELY, LOUIS A. SIMPSON and SAMUEL C. BUTLER, or any of them, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Common Stock of GEICO Corporation held of record by the undersigned on March 20, 1995, at the Annual Meeting of Shareholders to be held at the GEICO Fredericksburg Office Building, One GEICO Boulevard, Fredericksburg, Virginia (located near the intersection of Route 17 North at Route 654 in Stafford County), on May 10, 1995, at 10:00 A.M., Eastern Daylight Time, and at any adjournment thereof, on the following:

(1) ELECTION OF DIRECTORS: Nominees: J. H. Bretherick, Jr., N. E. Brown,
                                     S. C. Butler, J. E. Cheek, A. J. Clark,
                                     D. E. Lewis, O. M. Nicely,  C. Raphael,
                                     W. J. Ruane, L. A. Simpson and
                                     W. A. Sparks, Jr.

    [ ] FOR all nominees listed above  [ ] WITHHOLD AUTHORITY to vote for all
        (except as marked to the           nominees listed above
        contrary below)

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     WRITE THE NOMINEE'S NAME ON THE LINE  BELOW.)

(2) RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent auditors of GEICO Corporation for 1995:
          [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY IS GIVEN WITH AUTHORITY TO VOTE FOR ITEMS (1) AND (2) UNLESS A CONTRARY CHOICE IS SPECIFIED.

     H

                     (PLEASE READ OTHER SIDE FIRST)

                             SHARES

                                        SIGNED:

                                        ________________________________

                                        ________________________________

                                             (PLEASE SIGN EXACTLY AS
                                               NAME APPEARS AT LEFT)

                                        DATED:__________________________ , 1995

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.